Exhibit 10.1

KANZHUN LIMITED

AMENDED AND RESTATED 2020 GLOBAL SHARE PLAN

(Adopted by a resolution of Company’s board of directors on May 21, 2021)

1.     Purposes of the Plan. The purpose of this Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company or to increase this interest, by permitting them to acquire Shares of the Company. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2.     Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

(a)     “Administrator” means the Board or any of its Committees or such delegates as shall be administering the Plan in accordance with Section 4 hereof.

(b)     “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of laws of the PRC, U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, U.S. Internal Revenue Code of 1986, the laws of the Cayman Islands, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(c)     “Award” means an Option, a Restricted Share Purchase Right or a Share Award.

(d)     “Awardee” means a recipient of an Award.

(e)     “Board” means the Board of Directors of the Company.

(f)     “Change in Control” means the occurrence of any of the following events:

(i)     any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or more than one person acting as a group becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the ownership of the share capital of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control. For purposes of this Section (i), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company;

(ii)     the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)     the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Anything in the foregoing to the contrary notwithstanding, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time. Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under the Securities Act or other Applicable Law, shall not constitute a Change in Control.

(g)     “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h)     “Committee” means the award management committee of the Company.

(i)     “Company” means KANZHUN LIMITED, a company organized under the laws of the Cayman Islands, or any successor corporation thereto.

(j)     “Consultant” means any natural person, including an advisor, who is directly engaged by the Company or any Subsidiary to render bona fide consulting or advisory services to such entity and who is compensated for the services; provided that the term “Consultant,” does not include (i) Employees or (ii) securities promoters, and the service are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(k)     “Date of Grant” means the date an Award is granted to an Awardee in accordance with Section 13 hereof.

(l)     “Director” means a member of the Board.

(m)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)     “Employee” means any person, including officers, consultants and Directors, employed by the Company or any Subsidiary. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company or between the Company or any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company or any Subsidiary shall be sufficient to constitute “employment” by the Company or any Subsidiary.

(o)     “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement in accordance with Section 6(d) hereof.

(p)     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q)     “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)     if the Shares are listed on any established stock exchange or a national market system, including, without limitation, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, Hong Kong Stock Exchange and the London Stock Exchange (Main Listing or Alternative Investment Market), the Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the

(ii)     if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

(iii)     in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Applicable Law.

(r)     “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

(s)     “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, as designated in the applicable Option Agreement.

(t)     “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(u)     “Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof.

(v)     “Option Agreement” means a written or electronic agreement between the Company and an Optionee, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Option granted under the Plan, and includes any documents attached to or incorporated into the Option Agreement, including, but not limited to, a notice of option grant and a form of exercise notice. The Option Agreement shall be subject to the terms and conditions of the Plan.

(w)     “Optioned Shares” means the Shares subject to an Option.

(x)     “Optionee” means the holder of an outstanding Option granted under the Plan.

(y)     “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)     “Plan” means this Amended and Restated 2020 Global Share Plan, as amended from time to time.

(aa)     “PRC” means the People’s Republic of China.

(bb)     “Purchase Price” means the amount of consideration for which one Share may be acquired pursuant to a Restricted Share Purchase Right or Share Award, as specified by the Administrator in the applicable Restricted Share Purchase Agreement or Share Award Agreement in accordance with Section 7(c) hereof.

(cc)     “Purchaser” means the holder of Shares purchased pursuant to the exercise of a Restricted Share Purchase Right or a Share Award.

(dd)     “Restricted Share Purchase Agreement” means a written or electronic agreement between the Company and a Purchaser, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Restricted Share Purchase Right, and includes any documents attached to or incorporated into the Restricted Share Purchase Agreement. The Restricted Share Purchase Agreement shall be subject to the terms and conditions of the Plan.

(ee)    “Restricted Share Purchase Right” means a right to purchase Restricted Shares pursuant to Section 7 hereof.

(ff)     “Restricted Shares” means Shares acquired pursuant to a Restricted Share Purchase Right (if subjected to rights of redemption, repurchase or forfeiture).

(gg)     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(hh)     “Service Provider” means an Employee, Director, or Consultant.

(ii)     “Share” means an ordinary share of the Company, par value of US$0.0001 as adjusted in accordance with Section 12 hereof.

(jj)     “Share Award” means an award or issuance of Shares or stock appreciation rights other similar awards made under Section 7 of the Plan, the grant, issuance, retention, vesting, settlement and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award.

(kk)    “Share Award Agreement” means a written or electronic agreement between the Company and a Purchaser, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Share Award, and includes any documents attached to or incorporated into the Share Award Agreement. The Share Award Agreement shall be subject to the terms and conditions of the Plan.

(ll)     “Shareholders Agreement” means any agreement between an Awardee and the Company or members of the Company or both.

(mm)     “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code, including any variable interest entity whose financial statements are intended to be consolidated with the Company.

(nn)    “Ten Percent Owner” means a Service Provider who owns more than 10% of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary. In determining ownership of securities, the attribution rules of Section 424(d) of the Code shall apply.

(oo)     “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

3.     Shares Subject to the Plan.

(a)     Basic Limitation. Subject to the provisions of Section 12 hereof, the maximum aggregate number of Shares that may be issued under the Plan shall be 145,696,410 Shares (as appropriately adjusted for subsequent stock splits, stock dividends and the like), and upon the taking effect of a registration statement for a Qualified Public Offering (as defined in the Company’s thirteenth amended and restated memorandum and articles of association), plus an annual increase of 1.5% of the total number of Shares issued and outstanding on an as converted basis as of December 31 of the immediately preceding calendar year on the first day of each fiscal year (“Evergreen Increase”), beginning in 2022 and continuing for four years after the first Evergreen Increase. After five Evergreen Increases, the Board shall determine the amount of annual increase, if any, to the maximum aggregate number of Shares that may be issued under the Plan. The Shares may be authorized but unissued or reacquired Shares. The number of Shares that are subject to Awards outstanding under the Plan at any time shall not exceed the aggregate number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of outstanding Awards granted under the Plan.

(b)     Additional Shares. If an Award expires, becomes unexercisable, or is cancelled, forfeited, or otherwise terminated without having been exercised or settled in full, as the case may be, the Shares allocable to the unexercised portion of the Award shall again become available for future grant or sale under the Plan (unless the Plan has terminated).

4.     Administration of the Plan.

(a)     Administrator. The Plan shall be administered by the chairman of the Board or the Committee as authorized by the Board, provided that such Committee is established. Any Committee of the Board shall be constituted to comply with Applicable Law. If the Committee is established, any actions taken by such committee to administer the Plan shall be approved by a simple majority of the members of the committee with majority of the members of the Committee constitute a quorum. Any grant or amendment of Awards to any Committee member shall then require an affirmative vote of a majority of the Board members who are not on the Committee.

(b)     Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to, if applicable, the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)     to determine the Fair Market Value, in accordance with Section 2(r) hereof;

(ii)     to select the Awardees to whom Awards may from time to time be granted hereunder;

(iii)     to determine the number of Shares to be covered by each Award granted hereunder;

(iv)     to approve the form(s) of agreement for use under the Plan;

(v)     to determine the terms and conditions of any Award granted hereunder including, but not limited to, the Exercise Price, the Purchase Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, the extension of the post-termination exercisability of an Option or payment of the Exercise Price longer than is otherwise provided for in an Option Agreement, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)     to implement a program where (A) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower Exercise/Purchase Prices and different terms), Awards of a different type, or cash, or (B) the Exercise/Purchase Price of an outstanding Award is reduced, based in each case on terms and conditions determined by the Administrator in its sole discretion;

(vii)    to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable laws of jurisdictions other than the United States;

(viii)     to allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued under an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Awardees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix)     to modify or amend each Award (subject to Section 17 hereof and Awardee consent if the modification or amendment is to the Awardee’s detriment), including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Option Agreement or accelerate the vesting or exercisability of an Option or lapsing of a repurchase or redemption right to which Restricted Shares may be subject;

(x)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(xi)     to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(c)    Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d)     Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Awardees.

(e)    Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee, or the chairman of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at the Company’s own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Memorandum and Articles of Incorporation, as such may be amended or restated from time to time, or by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5.     Eligibility. (a) Only Service Providers, or trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider, shall be eligible for the grant of Awards. Incentive Stock Options may be granted to Employees only. Any Awards granted to Consultants that are intended to comply with and qualify under Rule 701 promulgated under the Securities Act may only be granted to natural persons who meet the requirements set forth under Rule 701(c)(1)(ii) and (iii) of the Securities Act. (b) A Ten Percent Owner shall not be eligible for the grant of an Incentive Stock Option unless (i) the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of ten (10) years from the Date of Grant.

6.     Terms and Conditions of Options.

(a)     Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b)     Type of Option. Each Option may be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds US$100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant, and calculation will be performed in accordance with Section 422 of the Code and the Treasury Regulations promulgated thereunder.

(c)     Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12 hereof.

(d)     Exercise Price. Each Option Agreement shall specify the Exercise Price. The Exercise Price of an Incentive Stock Option generally shall not be less than 100% of the Fair Market Value on the Date of Grant, and a higher percentage may be required by Section 5(b) hereof. Subject to the foregoing, the Exercise Price of any Option may be lower than the price required above in case the Administrator determines in its sole discretion that it is in the best interest of the Company to motivate the Optionee(s). The Exercise Price shall be payable in accordance with Section 9 hereof and the applicable Option Agreement. Notwithstanding anything to the contrary in the foregoing, in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be issued at an Exercise Price other than as required by the foregoing provisions of this Section 6(d) and Section 5(b).

(e)     Term of Option. The Option Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(f)     Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Option Agreement shall be determined by the Administrator in its sole discretion.

(g)     Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Option Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i)     An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised, and (C) all representations, indemnifications, and documents reasonably requested by the Administrator including, without limitation, any Shareholders Agreement. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 9 hereof and permitted by the Option Agreement.

(ii)     Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse, or by trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider or Service Providers. Subject to the provisions of Sections 8, 9, 14, and 15, the Company shall issue (or cause to be issued) certificates evidencing the issued Shares promptly after the Option are exercised. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares acquired upon the exercise of an Option, if those Shares remain subject to repurchase or redemption under the provisions of the Option Agreement, any Shareholders Agreement, or any other agreement between the Company and the Awardee, or if those Shares are collateral for a loan or obligation due to the Company.

(iii)     Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan (in accordance with Section 3(b)) and for sale under the Option, by the number of Shares as to which the Option is exercised.

(h)     Termination of Service (other than by death).

(i)     If an Optionee ceases to be a Service Provider for any reason other than because of death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(A)     The expiration date determined by Section 6(e) hereof;

(B)     The last day of the three-month period following the termination of the Optionee’s relationship as a Service Provider for any reason other than Disability, or such later date as the Administrator may determine and specify in the Option Agreement, provided that no Option that is exercised after the expiration of the three-month period immediately following the termination of the Optionee’s relationship as an Employee shall be treated as an Incentive Stock Option; or

(C)     The last day of the six-month period following the termination of the Optionee’s relationship as a Service Provider by reason of Disability, or such later date as the Administrator may determine and specify in the Option Agreement; provided that no Option that is exercised after the expiration of the twelve-month period immediately following the termination of the Optionee’s relationship as an Employee shall be treated as an Incentive Stock Option.

(ii)     Following the termination of the Optionee’s relationship as a Service Provider, the Optionee may exercise all or part of the Optionee’s Option at any time before the expiration of the Option as set forth in Section 6(h)(i) hereof, but only to the extent that the Option was vested and exercisable as of the date of termination of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). The balance of the Shares subject to the Option shall be forfeited on the date of termination of the Optionee’s relationship as a Service Provider. In the event that the Optionee dies after the termination of the Optionee’s relationship as a Service Provider but before the expiration of the Optionee’s Option as set forth in Section 6(h)(i) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). Any Optioned Shares subject to the portion of the Option that are vested as of the termination date of the Optionee’s relationship as a Service Provider but that are not purchased prior to the expiration of the Option pursuant to this Section 6(h) shall be forfeited immediately following the Option’s expiration.

(i)     Leaves of Absence. Unless otherwise determined by the Administrator and subject to the restriction described in Section 2(o), for purposes of this Section 6, the service of an Optionee as a Service Provider shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of an Option shall be suspended during any unpaid leave of absence.

(j)     Death of Optionee.

(i)     If an Optionee dies while being a Service Provider, then the Optionee’s Option shall expire on the earlier of the following dates:

(A)     The expiration date determined by Section 6(e) hereof;

(B)     The last day of the six-month period immediately following the Optionee’s death, or such later date as the Administrator may determine and specify in the Option Agreement.

(ii)     All or part of the Optionee’s Option may be exercised at any time before the expiration of the Option as set forth in Section 6(j)(i) hereof by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Optionee’s death or had become vested and exercisable as a result of the death. The balance of the Shares subject to the Option shall be forfeited upon the Optionee’s death. Any Optioned Shares subject to the portion of the Option that are vested as of the Optionee’s death but that are not purchased prior to the expiration of the Option pursuant to this Section 6(j) shall be forfeited immediately following the Option’s expiration.

(k)     Restrictions on Transfer of Shares. Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7.     Terms and Conditions of Restricted Share Purchase Rights and Share Awards.

(a)     Restricted Share Purchase Agreement or Share Award Agreements. Each Restricted Share Purchase Right or Share Award under the Plan shall be evidenced by a Restricted Share Purchase Agreement or Share Award Agreement, respectively, between the Purchaser and the Company. Each Restricted Share Purchase Right and each Share Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in a Restricted Share Purchase Agreement or Share Award Agreement, including without limitation, (i) the number of Shares subject to such Restricted Share Purchase Agreement or Share Award Agreement, as applicable, or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator and (v) restrictions on the transferability of the Award. The provisions of the various Restricted Share Purchase Agreements and Share Award Agreements entered into under the Plan need not be identical.

(b)     Duration of Offers of Restricted Share Purchase Rights. Any Restricted Share Purchase Rights granted under the Plan shall automatically expire if not exercised by the Purchaser within 30 days (or such longer time as is specified in the Restricted Share Purchase Agreement) after the Date of Grant.

(c)     Purchase Price. The Purchase Price, if any, shall be determined by the Administrator in its sole discretion. The Purchase Price, if any, shall be payable in a form described in Section 9 hereof.

(d)     Restrictions on Transfer of Shares. Any Shares awarded or sold pursuant to Restricted Share Purchase Rights or Share Awards shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, market stand-offs, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Restricted Share Purchase Agreement or Share Award Agreement, as applicable, and shall apply in addition to any restrictions that may apply to holders of Shares generally. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of Shares acquired pursuant to a Restricted Share Purchase Agreement or Share Award Agreement shall be suspended during any unpaid leave of absence.

8.     Withholding Taxes. As a condition to the exercise of an Option, purchase of Restricted Shares or receipt of a Share Award, the Awardee (or in the case of the Awardee’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option, purchasing Restricted Shares or receiving the Share Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise of an Option or purchase of Restricted Shares under the laws of any applicable jurisdiction including Hong Kong, the PRC, the U.S. and any other jurisdiction. The Awardee (or in the case of the Awardee’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option, purchasing Restricted Shares or receiving Share Awards) also shall make such arrangements as the Administrator may require for the satisfaction of any applicable Hong Kong, PRC, U.S. federal, state, local, or non-PRC and non-U.S. withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option, purchasing Restricted Shares or receiving Share Awards. The Company shall not be required to issue any Shares under the Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise of the Option or delivery of Restricted Shares or Share Award, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Awardee, or to require the Awardee to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the Shares issued to the Awardee. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Awardee to satisfy all or part of any withholding tax liability by (i) having the Company withhold from the Shares that would otherwise be issued upon the exercise of an Option, purchase of Restricted Shares that number of Shares or received in a Share Award having a Fair Market Value, as of the date the withholding tax liability arises, equal to the portion of the Company’s withholding tax liability to be so satisfied or (ii) by delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company’s withholding tax liability to be so satisfied.

9.     Payment for Shares. The consideration to be paid for the Shares to be issued under the Plan, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined on the Date of Grant), subject to the provisions in this Section 9.

(a)     General Rule. The entire Purchase Price or Exercise Price (as the case may be) for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 9.

(b)     Surrender of Shares. To the extent that an Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement so provides, all or any part of the Exercise Price or Purchase Price (as the case may be) may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Awardee. These Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised, Restricted Shares are purchased, or receipt of a Share Award. The Awardee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price or Purchase Price (as the case may be) if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(c)     Services Rendered. At the discretion of the Administrator and to the extent so provided in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Subsidiary prior to the Award.

(d)     Exercise/Sale. At the discretion of the Administrator and to the extent an Option Agreement or a Restricted Share Purchase Agreement or a Share Award Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e) Exercise/Pledge. At the discretion of the Administrator and to the extent an Option Agreement or a Restricted Share Purchase Agreement or a Share Award Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(f)     Other Forms of Consideration. At the discretion of the Administrator and to the extent an Option Agreement, a Restricted Share Purchase Agreement or Share Award Agreement so provides, all or a portion of the Exercise Price or Purchase Price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law.

10.     Non-transferability of Awards. Unless otherwise determined by the Administrator and so provided in the applicable Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than (i) by will or applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order or (ii) by trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider or Service Providers, in each case subject to Applicable Law, and shall not be subject to execution, attachment, or similar process. In the event the Administrator in its sole discretion makes an Award transferable, only a Nonstatutory Stock Option, Restricted Share Purchase Right or Share Award may be transferred provided such Award is transferred by gift to members of the Awardee’s immediate family (as such term is defined in Rule 16a-1(e) of the Exchange Act) or to trusts or partnerships established exclusively for the benefit of the Awardee and the members of the Awardee’s immediate family, all as permitted by Applicable Law. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. Incentive Stock Options may be exercised during the lifetime of the Awardee only by the Awardee.

11.     Rights as a Member. Until the Shares actually are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a member shall exist with respect to the Shares, notwithstanding the exercise of the Award. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

12.     Adjustment of Shares.

(a)     Changes in Capitalization. Subject to any required action by the members of the Company in accordance with Applicable Law, the class(es) and number and type of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, and the class(es), number, and type of Shares covered by each outstanding Award, as well as the price per Share covered by each outstanding Award, shall be proportionately adjusted for any increase, decrease, or change in the number or type of outstanding Shares or other securities of the Company or exchange of outstanding Shares or other securities of the Company into or for a different number or type of shares or other securities of the Company or successor entity, or for other property (including, without limitation, cash) or other change to the Shares resulting from a share split, reverse share split, share dividend, dividend in property other than cash, combination of shares, exchange of shares, combination, consolidation, recapitalization, reincorporation, reorganization, change in corporate structure, reclassification, or other distribution of the Shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The adjustment contemplated in this Section 12(a) shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of equity securities of the Company of any class, or securities convertible into equity securities of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type, or price of Shares subject to an Award. Where an adjustment under this Section 12(a) is made to an Incentive Stock Option, the adjustment shall be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its sole discretion may (but is not obligated to) provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Optioned Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase or redemption option applicable to any Shares purchased upon exercise of an Option or Restricted Shares purchased under a Restricted Share Purchase Right or a Share Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent an Option has not been previously exercised and all Restricted Shares covered by a Restricted Share Purchase Right or a Share Award have not been purchased, the Award will terminate immediately prior to the consummation of such proposed action.

(c)     Change in Control. In the event of a Change in Control, unless the Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement provides otherwise, each outstanding Option shall be assumed or an equivalent option shall be substituted by, and each right of the Company to repurchase, redeem or reacquire Shares upon termination of a Purchaser’s relationship as a Service Provider shall be assigned to, the successor corporation or a Parent or Subsidiary of the successor corporation. If, in the event of a Change in Control, the Option is not assumed or substituted, or the repurchase, redemption or reacquisition or similar right is not assigned, in the case of an outstanding Option, the Option shall fully vest immediately and the Awardee shall have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable, and, in the case of Restricted Shares, the Company’s repurchase, redemption or reacquisition or similar right shall lapse immediately and all of the Restricted Shares subject to the repurchase, redemption or reacquisition or similar right shall become vested. If an Option becomes fully vested and exercisable, in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this Section 12(c), an Option shall be considered assumed, and Restricted Shares will be considered assigned if, following the Change in Control, the Award confers the right to purchase or receive, for each covered Share immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in connection with the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the Change in Control is not solely common stock or common shares of the successor corporation or its Parent or Subsidiary, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or vesting of the Restricted Shares, for each covered Share, to be solely common stock or common shares of the successor corporation or its Parent or Subsidiary equal in Fair Market Value to the per Share consideration received by holders of Shares in the Change in Control.

(d)    Outstanding Awards. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Section 12, the Administrator may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Administrator may consider appropriate to prevent dilution or enlargement of rights.

(e)     Reservation of Rights. Except as provided in this Section 12 and in the applicable Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement, an Awardee shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Optioned Shares, or the number or Purchase Price of Restricted Shares. The grant of an Option, Restricted Share Purchase Right or Share Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13.     Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the Service Provider becomes an Employee.

14.     Securities Law Requirements.

(a)     Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and nor shall it have any liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the applicable securities laws in the Cayman Islands, Hong Kong, PRC, Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)     Investment Representations. Shares delivered under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to the exercise of an Option or the purchase or acquisition of Restricted Shares if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law, including, without limitation, the representation and warranty at the time of acquisition of Shares that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares.

15.     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.     Approval of the Plan. The Plan shall be subject to approval by the Board. Such approval by the Board shall be obtained in the degree and manner required under Applicable Law.

17.     Duration and Amendment.

(a)     Term of Plan. Subject to approval by the Board in accordance with Section 16 hereof, the Plan shall become effective upon the approval by the Board as described in Section 16 hereof. Unless sooner terminated under Section 17(b) hereof, the Plan shall continue in effect for a term of ten (10) years. No Award may be granted pursuant to the Plan after, the tenth anniversary of the effective date. Any Awards that are outstanding on the tenth anniversary of the effective date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

(b)     Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan, provided, however, the Board shall obtain approval of the members of any Plan amendment to the extent necessary and desirable to comply with Applicable Law.

(c)     Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Awardee with respect to an outstanding Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. The Administrator shall obtain approval of the Board of any Plan amendment to the extent necessary or desirable to comply with Applicable Law. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

18.     Legending Share Certificates. In order to enforce any restrictions imposed upon Shares issued upon the exercise of Options or the acquisition of Restricted Shares, including, without limitations, the restrictions described in Sections 6(k) and 7(d) hereof, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

19.     No Retention Rights. Neither the Plan nor any Award shall confer upon any Awardee any right to continue his or her relationship as a Service Provider with the Company for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Subsidiary employing or retaining the Awardee), which rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

20.     No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other Applicable Law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Plan to comply with any law.

21.     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and an Awardee or any other person. To the extent that any Awardee acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

22.     No Rights to Awards. No Awardee, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Awardee, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Awardee or with respect to different Awardees.

23     Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

24     Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

25     Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the Cayman Islands.

26.     Prevailing Language. This Plan is made in English and Chinese. In the event of any conflict or discrepancy between the English and Chinese version of this Plan, the English version shall prevail.

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